EXECUTION VERSION

Stillwater Mining Company

as Issuer,

Law Debenture Trust Company of New York,

as Trustee

and

Deutsche Bank Trust Company Americas

as Registrar, Conversion Agent and Paying Agent

INDENTURE

Dated as of March 12, 2008

1.875% Convertible Senior Notes due 2028

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section
310(a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	8.3; 8.8; 11.10
(c)	N.A.
311(a)	8.11
(b)	8.11
(c)	N.A.
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	8.6
(b)(1)	N.A.
(b)(2)	8.6
(c)	8.6; 11.2
(d)	8.6
314(a)	3.3; 3.7; 7.1
(b)	N.A.
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	N.A.
(d)	N.A.
(e)	11.5
(f)	N.A.
315(a)	8.1(b); 8.1(h)
(b)	8.5; 11.2
(c)	8.1(a)
(d)	8.1(c)
(e)	7.11
316(a)(last sentence)	11.6
(a)(1)(A)	7.5
(a)(1)(B)	7.4
(a)(2)	N.A.
(b)	7.7
(c)	10.7
317(a)(1)	7.8
(a)(2)	7.9
(b)	2.4
318(a)	8.1(h); 11.1

N.A. means not applicable
Note: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

i

SECTION 11.7.	Rules by Trustee, Paying Agent and Registrar	67
SECTION 11.8.	Governing Law	67
SECTION 11.9.	No Recourse Against Others	67
SECTION 11.10.	Successors	67
SECTION 11.11.	Multiple Originals	67
SECTION 11.12.	Not Responsible for Recitals or Issuance of Notes	67
SECTION 11.13.	Waiver of Jury Trial	67

v

EXHIBITS
EXHIBIT A	Form of Note
EXHIBIT B	Form of Conversion Notice
EXHIBIT C	Form of Purchase Notice
EXHIBIT D	Form of Fundamental Change Purchase Notice
EXHIBIT E	Form of Certificate of Exchange

INDENTURE, dated as of March 12, 2008, between Stillwater Mining Company, a corporation incorporated under the laws of the State of Delaware (the “Company”), as issuer, Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as security registrar (the “Registrar”), conversion agent (the “Conversion Agent”) and paying agent (the “Paying Agent”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of an unlimited aggregate principal amount of the Company’s 1.875% Convertible Senior Notes due 2028, convertible into common stock, par value $0.01 per share, of the Company (the “Notes”).

All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of each of the Company and the Trustee in accordance with the terms hereof.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

“Additional Notes” means additional Notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Section 2.2 hereof, as part of the same series as the Initial Notes.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

“Applicable Conversion Price” means, at any determination date, the Conversion Price then in effect (rounded to the nearest 1/10th of a cent), subject to adjustments set forth in this Indenture.

“Applicable Conversion Rate” means, as of any date of determination, an amount equal to $1,000 divided by the then Applicable Conversion Price on such date. As of the date hereof and subject to adjustment pursuant to Section 6.5, the Conversion Rate with respect to the Securities is approximately 42.5351 shares of Common Stock, rounded to the nearest 1/10,000th of a share, for each $1,000 principal amount of the Securities.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in, or any repurchase or conversion of, any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than (x) a Saturday, (y) a Sunday or (z) day on which banking institutions in New York, New York are not required to be open.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Certificated Notes” or “Definitive Notes” means securities that are in definitive, certificated form.

“Closing Sale Price” means, with respect to the Common Stock, on any date, the per share closing sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Quotation Bureau Incorporated.

“Common Stock” means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof.

“Company” means Stillwater Mining Company, a corporation incorporated under the laws of Delaware, and, subject to Article IV, its successors and assigns.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)     was a member of such Board of Directors on the date of this Indenture; or

(2)     becomes a member of the Board of Directors of the Company subsequent to that date and was appointed, nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such appointment, nomination or election.

“Conversion Agent” means the office or agency designated by the Company where Notes may be presented for conversion, initially Deutsche Bank Trust Company Americas.

“Conversion Price” shall equal $1,000 divided by the Conversion Rate (rounded to the nearest 1/10th of a cent), subject to adjustments set forth in this Indenture.

“Corporate Trust Office” means the designated office of Deutsche Bank Trust Company Americas at which at any time its corporate trust business shall be administered, which office at the date of this Indenture is located at 60 Wall Street, New York, NY 10005, Attention: Trust and Securities Services, or such other address as Deutsche Bank Trust Company Americas may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of the Trustee or any successor Trustee (or such other address as such Trustee or successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” means with respect to any date of determination, the Closing Sale Price of the Common Stock on the date of determination.

“Default” means any event that is, or after notice or passage of time, or both, would be an Event of Default with respect to the Notes.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereafter appointed by the Company.

“Dividend Adjustment Amount” means the full amount of the dividend or distribution to the extent payable in cash applicable to one share of the Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Indenture.

“Global Notes” means Notes that are in the form of the Note attached hereto as Exhibit A and that are issued to a Depositary.

“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person’s financial condition or to cause any other Person to achieve certain levels of operating results.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered.

“Indebtedness” of any Person means indebtedness for borrowed money and indebtedness under purchase money Liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such Person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, guarantees by such Person of such indebtedness, and indebtedness for borrowed money secured by any Lien, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time, including, for all purposes of this instrument and any supplemental indenture or amendment hereto, and upon qualification thereof, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture or amendment, respectively.

“Initial Conversion Price” means, in respect of each $1,000 principal amount of Notes, $23.51 per share of Common Stock.

“Initial Notes” means the $181,500,000 aggregate principal amount of Notes issued under this Indenture on the date of this Indenture.

“Interest Payment Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.

“Lien” means any security interest, pledge, lien or other encumbrance.

“Liquidated Damages” means “Liquidated Damages” as specified in the Registration Rights Agreement.

“Market Disruption Event” means the occurrence or existence for more than one-half hour period in the aggregate on any scheduled trading day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE of otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity” means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity, or by declaration of acceleration, offer to repurchase pursuant to Sections 5.7 and 5.8 or otherwise.

“Note” or “Notes” has the meaning stated in the first recital of this Indenture or, as the case may be, means Notes that have been authenticated and delivered pursuant to this Indenture, including the Global Note(s). The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Custodian” means the Deutsche Bank Trust Company Americas or any Person appointed by the Trustee to act as custodian of Global Notes for the Depositary.

“NYSE” means The New York Stock Exchange and any successor market or exchange.

“Officer” means a Chairman of the Board, Chief Executive Officer, an Executive Vice President, a Senior Vice President, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company.

“Officers’ Certificate” means a certificate in a form reasonably acceptable to the Trustee and signed by any two Officers of the Company. Each such certificate shall include the statements provided for in Section 11.5, if and to the extent required by the provisions of Section 11.4.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee; provided, however, that counsel that is an employee of or counsel to the Company shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required by the provisions of Section 11.4.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)     Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation (including Notes converted and cancelled pursuant to this Indenture);

(2)     Notes for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, on and after such Redemption Date or Stated Maturity, and on and after the Business Day following the Redemption Date, the Fundamental Change Repurchase Date or any Purchase Date, as the case may be; and

(3)     Notes which have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned by, held by or for the account of the Company, or any other obligor on the Notes or any Affiliate of the Company or such obligor, and subject to the provisions of Section 8.2, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

“Paying Agent” means the office or agency designated by the Company where Notes may be presented for payment, initially Deutsche Bank Trust Company Americas.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“protected purchaser” has the meaning set forth in Section 2.7.

“Qualifying Fundamental Change” means either (i) any Change in Control included in clause (i) or (ii) of the definition of Change in Control, or (ii) any Termination of Trading. A merger, consolidation, assignment, conveyance, sale, transfer, lease or other disposition otherwise constituting a Change in Control will not constitute a Qualifying Fundamental Change if at least 90% of the consideration paid for the Common Stock in that transaction, excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange, or that will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the Notes become convertible into such shares of such common stock, depositary receipts or other certificates representing common equity interests.

“Record Date Period” means the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Redemption Date” means the date specified in a notice of redemption on which the Notes will be redeemed in accordance with the terms of the Notes and this Indenture.

“Registrar” means the office or agency maintained by the Company where Notes may be presented for registration of transfer or exchange, initially Deutsche Bank Trust Company Americas.

“Regular Record Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 12, 2008, between the Company and Deutsche Bank Securities Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC.

“Stated Maturity” when used with respect to the Notes, means March 15, 2028.

“Subsidiary” means any corporation or other business entity of which at least a majority of the outstanding stock or membership or other interests, as the case may be, having voting power under ordinary circumstances to elect a majority of the board of directors, managers or other governing body of such corporation or business entity or otherwise direct the business and affairs of said corporation or business entity is at the time owned or controlled by the Company, or by the Company and one or more Subsidiaries, or by any one or more Subsidiaries.

“Termination of Trading” means the Common Stock (or other securities into which the Securities are then convertible) are neither approved for listing on a U.S. national securities exchange nor approved for quotation on an established over-the-counter securities market in the United States, or cease to be traded or quoted in contemplation of a delisting or withdrawal of approval.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sec.Sec. 77aaa-77bbbb), as in effect from time to time.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) the NYSE or, if the Common Stock is not listed on the NYSE, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any business day. So long as the Common Stock is listed on a U.S. national or regional securities exchange, a “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article VIII, shall also include any successor trustee.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Stock” of any specified Person as of any date means the Capital Stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors, managers or trustees.

SECTION 1.2. Other Definitions.

Term:	Defined in:
“Act”	Section 1.5
“Additional Interest”	Section 7.13
“Additional Shares”	Section 6.5(e)
“Agent Member”	Section 2.1(e)(ii)
“Authenticating Agent”	Section 2.2
“Cash”	Section 5.7(a)
“Change in Control”	Section 5.8(a)
“Company Order”	Section 2.2
“Company Notice”	Section 5.7(b)
“Company Notice Date”	Section 5.7(b)
“Conversion Date”	Section 6.3(a)
“Conversion Notice”	Section 6.3(a)
“Conversion Rate”	Section 6.1(c)
“Custodian”	Section 7.1
“Defaulted Interest”	Section 2.9
“Effective Date”	Section 6.5(e)
“Event of Default”	Section 7.1
“Expiration Date”	Section 6.5(a)(6)
“Expiration Time”	Section 6.5
“Fundamental Change”	Section 5.8(a)
“Fundamental Change Notice”	Section 5.8(b)

Term:	Defined in:
“Fundamental Change Notice Date”	Section 5.8(b)
“Fundamental Change Purchase Date”	Section 5.8(a)
“Fundamental Change Purchase Notice”	Section 5.8(c)
“Fundamental Change Purchase Price”	Section 5.8(a)
“Note Register”	Section 2.3
“Permitted Holders”	Section 5.8(a)(5)
“Purchase Date”	Section 5.7(a)
“Purchase Price”	Section 5.7(a)
“Purchase Notice”	Section 5.7(a)
“Purchased Shares”	Section 6.5(a)(6)
“Redemption Price”	Section 5.1
“Reference Property”	Section 6.8(a)
“Resale Restricted Termination Date”	Section 2.1(d)
“Restricted Securities”	Section 2.1(d)
“Rights Plan”	Section 6.5(a)
“Settlement”	Section 6.3(c)
“Special Interest Payment Date”	Section 2.9
“Special Record Date”	Section 2.9
“Spin-Off”	Section 6.5(a)(5)
“Stock Price”	Section 6.5(e)
“Triggering Distribution”	Section 6.5(a)(4)
“Trigger Event”	Section 6.9
“Unissued Shares”	Section 5.8(a)

SECTION 1.3. Incorporation by Reference of Trust Indenture Act. Upon qualification of this Indenture under the TIA, this Indenture shall become subject to the mandatory provisions of the TIA, which shall be incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

(1)   “indenture securities” means the Notes.

(2)    “indenture security holder” means a Holder.

(3)    “indenture to be qualified” means this Indenture.

(4)    “indenture trustee” or “institutional trustee” means the Trustee.

(5)    “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

Upon such qualification, all other TIA terms used in this Indenture that are defined by the TIA by reference to another statute or defined by the SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

(1)     a term has the meaning assigned to it;

(2)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)     “or” is not exclusive;

(4)      words in the singular include the plural and words in the plural include the singular;

(5)      the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(6)      the table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof;

(7)      the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(8)      all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(9)      the words “include,” “included” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(10)    references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time thereunder; and

(11)    any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

SECTION 1.5. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, where it is hereby expressly required, and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)     The ownership of Notes shall be proved by the register for the Notes.

(d)     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Conversion Agent in reliance thereon, whether or not notation of such action is made upon such Note.

(e)      If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II THE NOTES

SECTION 2.1. Form, Dating and Terms.

(a)     The Notes shall be known and designated as 1.875% Convertible Senior Notes due 2028. Pursuant to the provisions of Article VI, the Notes shall be convertible into Common Stock. Subject to the terms of this Indenture the Company may, at its option, without consent from the Holders, issue Additional Notes from time to time. For all purposes under the Indenture, the term “Notes” shall include the Initial Notes and any such Additional Notes issued after the date of this Indenture.

Notes may be authenticated and delivered upon registration or transfer of, or in lieu of, other Notes pursuant to Section 2.6, 2.7 or 10.8.

The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3. Payments in respect of a Certificated Note (including principal and interest) shall be made in U.S. dollars at the office of the Trustee. At the Company’s option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address as shall appear on the Note Register or with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

The Notes shall be initially issued in the form of one or more permanent Global Notes, without interest coupons, substantially in the form of Exhibit A. Such Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian for the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Notes Custodian, as hereinafter provided. Notwhithstanding anything herein to the contrary, the Company may, at any time and in its sole discretion, exchange any interest in the permanent Global Notes Benefically Owned by an Affiliate of the Company for Certificated Notes and upon the written request of the Company, togethor with such supporting documention as the Trustee may request, the Trustee shall authenticate and deliver, to each such Beneficial Owner identified by the Comany in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes.

(b)     The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and $1,000 integral multiples thereof.

(c)      Every Note that bears or is required under this Section 2.1(d) to bear the legend set forth in this Section 2.1(d) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.1(e), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.1(d) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.1(d) and Section 2.1(g), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) the later of (1) the date that is one year after the last date of original issuance of the Notes, or such other period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.1(g), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force or any other exemption under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.       AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)    TO US OR ANY OF OUR SUBSIDIARIES, OR

(B)     PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)     TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.1, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.1(d). The Company shall notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a Registration Statement with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

(d) The following book-entry provisions shall apply to Global Notes deposited with the Notes Custodian:

(1)     Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and (y) be delivered to the Notes Custodian.

(2)     Except as provided herein, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee, the Notes Custodian and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Beneficial Owner of an interest in any Global Note.

(3)     The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(4)      In connection with the transfer of an entire Global Note to Beneficial Owners pursuant to Section 2.1(f), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. The definitive securities shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Notes may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

(5)     Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(e)     Owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes; provided, however, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in a Global Note if the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice. The Company shall promptly deliver a copy of any notice referred to in the foregoing sentence to the Trustee.

(f)      Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)     REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)     AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)    TO US OR ANY OF OUR SUBSIDIARIES, OR

(B)     PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)     TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)     PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.1(g).

(g) Any Note or Common Stock issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(h) Notwithstanding any provision of Section 2.1 to the contrary, in the event Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in this Section 2.1(i), (i) each reference in Section 2.1(d) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, (ii) each reference in Section 2.1(g) to “one year” and in the restrictive legend set forth in such paragraph to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, and (iii) all corresponding references in the Notes (including the definition of Resale Restriction Termination Date) and the restrictive legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 2.1(i) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 2.1(i) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.

SECTION 2.2. Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer of the Company (a “Company Order”), authenticate Notes, including any Additional Notes, in an unlimited aggregate principal amount, subject to the provisions of this Indenture and provided that no such Additional Notes may be issued unless fungible with the Initial Notes for U.S. tax purposes. Each Company Order will specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional Notes, the issue price of such Notes. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without any notice to Holders. The Company may, to the extent permitted by law, reissue or resell any such Notes or, at the option of the Company, deliver them for cancellation to the Registrar.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

In case the Company pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person that shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3. Registrar, Conversion Agent and Paying Agent. Deutsche Bank Trust Company Americas shall initially serve as the Registrar, Conversion Agent and Paying Agent for the Notes. The Registrar, the Conversion Agent and the Paying Agent shall maintain an office or agency in the Borough of Manhattan, The City of New York. If the Registrar, the Conversion Agent and the Paying Agent are not the same party, the Registrar, the Conversion Agent and the Paying Agent shall each maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional conversion agents and paying agents. The term Paying Agent includes any additional paying agents, the term Conversion Agent includes any additional conversion agents and the term Registrar includes any co-registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Registrar, Conversion Agent or Paying Agent not a party to this Indenture, which upon qualification of the Indenture under the TIA shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee and Deutsche Bank Trust Company Americas, as long as they remain a Registrar, Conversion Agent or Paying Agent, in writing of the name and address of each such agent. If the Company fails to maintain a Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.7. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Company may remove any Registrar, Conversion Agent or Paying Agent upon written notice to such Registrar, Conversion Agent or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Conversion Agent or Paying Agent, as the case may be, and such agreement is delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Conversion Agent or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Conversion Agent or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.4. Paying Agent To Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to 11:00 a.m. (New York City time) on each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds) sufficient to make such payments when due. The Company shall require each Paying Agent (other than the Trustee or Deutsche Bank Trust Company Americas) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, interest on, and other payments in respect of the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Holders of the Notes. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and upon qualification of the Indenture under the TIA shall otherwise comply with TIA Sec. 312(a). If the Trustee is not the Registrar or to the extent otherwise required under the TIA upon qualification of the Indenture thereunder, the Company, on its own behalf, shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA Sec. 312(a) upon qualification of the Indenture under the TIA.

SECTION 2.6. Transfer and Exchange.

(a) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6 until the Notes have matured and been paid in full. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during regular business hours upon the giving of reasonable prior written notice to the Registrar.

(b)     The following obligations with respect to transfers and exchanges of Notes shall apply:

(1)     To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall upon receipt of a Company Order, authenticate Certificated Notes and Global Notes at the Registrar’s request.

(2)     No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.6).

(3)     The Registrar shall not be required to register the transfer of or exchange of any Note (A) for a period beginning at the opening of business 15 days before any selection of Notes for repurchase and ending at the close of business on the day notice of such repurchase is deemed to have been given to all Holders of Notes to be so repurchased or (B) selected for repurchase in whole or in part.

(4)      Except as provided herein, prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, Paying Agent, the Conversion Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Conversion Agent or the Registrar shall be affected by notice to the contrary.

(5)      All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(c)     If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of a certificate from such Holder in the form of Exhibit E hereto. The Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction. The Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Members The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall bear the Legend and shall be subject to all restrictions on transfer contained therein.

SECTION 2.7. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to compliance with the provisions of the next sentence of this Section 2.7, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company, the Registrar and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”), and (c) satisfies any other reasonable requirements of the Company, the Registrar and the Trustee. If required by the Registrar or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Registrar to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Registrar from any loss which any of them may suffer if a Note is replaced. In the absence of notice to the Company, the Trustee, Paying Agent, Conversion Agent or Registrar that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including attorneys’ fees and expenses and the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.8. Cancellation. The Company at any time may deliver Notes to the Registrar for cancellation. The Trustee, the Conversion Agent and the Paying Agent shall forward to the Registrar any Notes surrendered to them for payment, redemption, registration of transfer, exchange or conversion. The Registrar and no one else shall cancel and dispose of them in accordance with its customary procedures and upon written request of the Company shall return to the Company all Notes surrendered for registration of transfer, exchange, payment, purchase, conversion or cancellation. All Notes so delivered to the Registrar shall be cancelled promptly by the Registrar. The Company may not issue new Notes to replace Notes it has paid or delivered to the Registrar for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, transferred, paid, repurchased, converted or canceled, such Global Note shall be returned by the Depositary or the Notes Custodian to the Registrar for cancellation or retained and canceled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note, paid, repurchased, converted or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Registrar (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Notes Custodian, to reflect such reduction.

SECTION 2.9. Payment of Interest; Defaulted Interest. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be at a rate of 1.875% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, and shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 regardless of whether or not such Holders convert their Notes.

Any interest on any Note that is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election, as provided below:

The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and the Company shall make arrangements reasonably satisfactory to the Trustee and the Paying Agent to deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company and the Paying Agent of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor, which notice shall be prepared by the Company and shall be in a form reasonably acceptable to the Trustee, to be given in the manner provided for in Section 11.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes are registered at the close of business on such Special Record Date.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of any other Note shall carry the rights to interest accrued and unpaid which were carried by such other Note.

SECTION 2.10. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.11. CUSIP Numbers. The Company in issuing the Notes and Common Stock upon conversion of the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use the CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have responsibility for any defect in the CUSIP number that appears on any Note, check, advice of payment or redemption notice and any such notice may state that no representation is made to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 2.12. Calculations in Respect of the Notes. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, any accrued interest (including Liquidated Damages and Additional Interest, if any) payable on the Notes and the Applicable Conversion Price of the Notes and adjustments to the Applicable Conversion Price. The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Company shall provide to the Trustee and the Conversion Agent a schedule of its calculations, and the Trustee and the Conversion Agent, subject to Sections 8.1 and 8.2, shall be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Notes upon the request of such Holder.

SECTION 2.13. Liquidated Damages Under Registration Rights Agreement. Any Liquidated Damages payable pursuant to the terms of the Registration Rights Agreement are deemed to be interest for purposes of this Indenture.

SECTION 2.14. Ranking. The Notes will be senior, unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s existing senior unsecured debt and senior to all of the Company’s future subordinated indebtedness.

ARTICLE III

COVENANTS

SECTION 3.1. Payment of Notes. The Company will pay or cause to be paid the principal of and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

The Company will pay interest on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 3.2. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of Deutsche Bank Trust Company Americas.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the office of Deutsche Bank Trust Company Americas as one such office or agency of the Company.

SECTION 3.3. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signatories of which shall be the chief executive officer, chief financial officer or chief accounting officer of the Company, stating that in the course of the performance by the signer of his or her duties as an Officer of the Company, he or she would normally have knowledge of any Default and whether or not such signer knows of any Default that occurred during such period. If such signer does have knowledge of a Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA upon qualification of the Indenture under the TIA.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action that the Company is taking or proposes to take with respect thereto.

SECTION 3.4. Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares held in treasury by the Company, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

SECTION 3.5. Issuance of Shares. All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any Lien or adverse claim.

SECTION 3.6. Transfer Taxes. If a Holder converts Notes for shares of Common Stock, the Company will pay any and all documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 3.7. SEC and Other Reports. The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall, unless such information, documents or reports are available on the SEC’s EDGAR filing system (or any successor thereto), be filed with the Trustee within 30 days after the same is so required to be filed with the SEC. The Company also shall comply with the other provisions of TIA Section 314(a) upon qualification of the Indenture under the TIA. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The requirements under this Section 3.7 shall be deemed satisfied upon the filings of such reports, information and documents with the SEC.

ARTICLE IV

SUCCESSORS

SECTION 4.1. Merger, Consolidation or Sale of Assets. The Company shall not, directly or indirectly, consolidate or merge with or into any other Person in a transaction in which the Company is not the surviving corporation or convey, transfer or lease the properties and assets of the Company substantially as an entirety to any successor Person, unless:

(a) the successor Person, if any, is:

(1)    a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia;

(2)    such Person assumes the Company’s obligations on the Notes and under this Indenture pursuant to agreements reasonably satisfactory in form and substance to the Trustee;

(3)     immediately after giving effect to the transaction, no Default or Event of Default will have occurred and be continuing; and

(4)     the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article IV and that all conditions precedent herein provided for relating to such transaction have been satisfied.

This Section 4.1 will not apply to a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

SECTION 4.2. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 4.1 hereof, the successor Person formed by such consolidation with or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a transaction that is subject to, and that complies with the provisions of, Section 4.1 hereof.

ARTICLE V

REDEMPTION OF NOTES

SECTION 5.1. Company’s Right to Redeem; Notices to Trustee. The Notes will not be subject to redemption prior to March 22, 2013, except as otherwise set forth in this Section 5.1. On or after March 22, 2013, the Company shall have the right to redeem the Notes in whole or in part, for a cash Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest (including Liquidated Damages and Additional Interest, if any) thereon up to, but not including, the Redemption Date (the “Redemption Price”). If the Redemption Date is after a Regular Record Date and on or before the Interest Payment Date to which it relates, the Company will pay any accrued and unpaid interest (including Liquidated Damages and Additional Interest, if any) to a Holder on such regular Record Date; otherwise, interest payable upon redemption will be paid to the Holder to whom principal is payable in connection with such redemption. If the Company calls any or all of the Notes for redemption, Holders may convert their Securities that have been so called for redemption at any time prior to 5:00 p.m. (New York City Time) one Business Day prior to the Redemption Date, even if such Notes are not otherwise convertible at such time, after which such Holders’ right to convert will expire unless the Company defaults in the payment of a Redemption Price.

The Company shall give each notice to the Trustee provided for in this Section 5.1 at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 5.2. Selection of Notes To Be Redeemed. If fewer than all outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or by another method that the Trustee considers fair and appropriate, including any method required by DTC or any successor Depositary. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Notes that have denominations larger than $1,000. Notes and portions of Notes the Trustee selects shall be in principal amounts of $1,000 or multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

If the Trustee selects a portion of a Holder’s Notes for partial redemption and such Holder converts a portion of the same Notes, the converted portion will be deemed first to be from the portion selected for redemption.

SECTION 5.3. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company or the Trustee shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(a)     the Redemption Date;

(b)     the Redemption Price;

(c)     the Applicable Conversion Price;

(d)     the name and address of the Paying Agent and the Conversion Agent;

(e)     that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(f)      that Holders who want to convert their Notes must satisfy all the requirements set forth herein and in the Notes;

(g)     that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(h)     if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

(i)      that, unless the Company defaults in making payment of such Redemption Price, interest, if any (including Liquidated Damages and Additional Interest, if any), on Notes called for redemption will cease to accrue on and after the Redemption Date; and

(j)      the CUSIP number of the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 5.1, provided further that, in all cases, the text of such notice of redemption shall be prepared by the Company.

SECTION 5.4. Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice of redemption except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice of redemption.

SECTION 5.5. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation or which have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to Article VI. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

SECTION 5.6. Notes Redeemed in Part.

(a)   In the event of any redemption in part, the Company will not be required to register the transfer of or exchange of any Notes, so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

(b)   Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the redeemed portion of the Note surrendered.

SECTION 5.7. Purchase of Notes by the Company at Option of the Holder.

(a) General. Notes shall be purchased by the Company at the option of the Holder on March 15, 2013, March 15, 2018 and March 15, 2023 or the next Business Day following such date to the extent any such date is not a Business Day (each, a “Purchase Date”). Notes and portions of Notes purchased by the Company pursuant to this Section 5.7 shall be in principal amounts of $1,000 or multiples thereof. All Notes purchased by the Company will be paid for in U.S. legal tender (“Cash” or “cash”) equal to 100% of the principal amount to be purchased plus any accrued and unpaid interest (including Liquidated Damages and Additional Interest, if any), thereon up to, but not including, such Purchase Date (the “Purchase Price”).

No Notes may be purchased by the Company at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Notes, other than an Event of Default that is cured by payment of the Purchase Price of the Notes. The Company shall be required to purchase any outstanding Notes upon:

(1) delivery to the Paying Agent and the Company by the Holder of a written notice (or in the case of Global Notes, a notice delivered electronically or by other means in accordance with the Depositary’s customary procedures) of purchase (a “Purchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the second Business Day prior to such Purchase Date. The Purchase Notice electing the Company to purchase the Notes must state:

(i) if Certificated Notes have been issued, the certificate number of the Notes, or if not Certificated Notes, such Purchase Notice must comply with appropriate DTC procedures;

(ii) the portion of the principal amount to be purchased, in multiples of $1,000; and

(iii) the Notes shall be purchased by the Company pursuant to the applicable terms of the Notes and this Indenture.

Simultaneously with providing such Purchase Notice, the Company shall publish a notice containing the information contemplated by this Section 5.7(a)(1) in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.7, a portion of a Note, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

A Holder shall either effect book-entry transfer or deliver the Notes, together with necessary endorsements, to the office of the Paying Agent after delivery of the Purchase Notice to receive payment of the Purchase Price. A Holder shall receive payment promptly following the later of the Purchase Date or the time of book-entry transfer or the delivery of the Notes. If the Paying Agent holds money sufficient to pay the Purchase Price of the Note on such Business Day following the Purchase Date, then the Notes will cease to be outstanding and interest (including Liquidated Damages and Additional Interest, if any) on such Note will cease to accrue (whether not book-entry transfer of the Note is made or whether the Note is delivered to the Paying Agent), and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued and unpaid interest and additional interest upon delivery on transfer of the Notes).

If a Holder of Notes has given the Purchase Notice, the Holder may only convert such Notes if the Holder withdraws the Purchase Notice delivered by such Holder in accordance with the terms of this Indenture and the Holder is otherwise entitled to convert the Notes.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 5.7 shall have the right to withdraw any such Purchase Notice in whole or in part by a written notice of withdrawal to the Paying Agent in accordance with Section 5.9 prior to the close of business on the Business Day prior to the Purchase Date. If the Purchase Notice is given and withdrawn during such period, the Company will not be obligated to purchase the related Notes. The Paying Agent shall promptly notify the Company of the receipt by it of any written notice of withdrawal of a Purchase Notice. The Company shall be responsible for making all determinations with respect to the adequacy of such Purchase Notice electing to require the Company to purchase the Notes and all notices withdrawing such elections and any such determination shall be binding on the applicable Holder. The Company shall comply with the provisions of Rule 13e-4, to the extent applicable, and any other rules under the Exchange Act that may be applicable.

(b) Company Notice. On or before the 20th Business Day prior to each Purchase Date (the “Company Notice Date”), the Company shall mail a notice to the Trustee, the Paying Agent, all Holders of the Notes and to beneficial owners as required by applicable law, setting forth information specified in this Section 5.7(b) (the “Company Notice”).

Each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(1)       the last date on which a Holder may exercise the purchase right;

(2)       the Purchase Price;

(3)      the name and address of the Paying Agent and the Conversion Agent;

(4)      the Applicable Conversion Price estimated as of a recent date, and to the extent known at the time of such Company Notice, the amount of accrued but unpaid interest that will be payable with respect to each $1,000 principal amount of the Notes on Purchase Date;

(5)      that Notes as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article VI hereof and the applicable provisions of the Notes if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(6)      that Notes must be surrendered to the Paying Agent to collect payment;

(7)      that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid on the Business Day following the later of the Purchase Date or the time of book-entry transfer or the delivery of the Notes and the Holder’s satisfaction of all applicable conditions;

(8)      the procedures the Holder must follow to exercise its purchase rights under this Section 5.7 and a brief description of such rights;

(9)       briefly, the conversion rights, if any, of the Notes;

(10)     the procedures for withdrawing a Purchase Notice;

(11)     that, unless the Company defaults in making payment on Notes for which a Purchase Notice has been submitted, interest, if any (including Liquidated Damages, Additional Interest and Additional Amounts, if any), on such Notes will cease to accrue on and after the Purchase Date; and

(12)     the CUSIP number of the Notes.

At the Company’s request, the Trustee shall give such Company Notice in the Company’s name and at the Company’s expense; provided that the Company makes such request at least three Business Days prior to the date by which such Company Notice must be given to Holders in accordance with this Section 5.7; provided further that, in all cases, the text of such Company Notice shall be prepared by the Company.

(c) Procedure upon Purchase. The Company shall deposit cash in respect of cash repurchases under this Section 5.7 at the time and in the manner as provided in Section 5.10, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section 5.7.

SECTION 5.8. Purchase of Notes at Option of Holder Upon a Fundamental Change.

(a) If at any time that Notes remain outstanding there shall occur a Fundamental Change, Notes shall be purchased by the Company at the option of the Holders, as of the date that is 30 Business Days after the occurrence of the Fundamental Change (the “Fundamental Change Purchase Date”) at a purchase price equal to 100% of the principal amount of the Notes, together with any accrued and unpaid interest (including Liquidated Damages and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), payable in Cash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.8(c). Notes and portions of Notes purchased by the Company pursuant to this Section 5.8 shall be in principal amounts of $1,000 or multiples thereof.

A “Fundamental Change” shall mean the occurrence of a Change in Control or a Termination of Trading.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date of this Indenture:

(1)     any “person” or “group” other than any of the Permitted Holders is or becomes the direct or indirect Beneficial Owner of shares of Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(2)     the Company consolidates with, or merges with or into, another Person, or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company;

(3)     the Permitted Holders, considered as a group, are or become the beneficial owners, directly or indirectly, of more than 60% of the total voting power of all outstanding classes of the Company’s Voting Stock provided, however, that the Permitted Holders’ ownership may exceed 60% if such excess is solely as a result of acquisitions from us after the date of this Indenture of newly issued shares of the Company’s Voting Stock other than as a result of the retirement of shares of the Company’s Voting Stock outstanding as of the date of this Indenture;

(4)     a majority of the members of the Board of Directors are not Continuing Directors; or

(5)     the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company, whether or not in compliance with the terms hereof.

Notwithstanding anything to the contrary set forth in this Section 5.8, Holders will not have the right to require the Company to purchase any Notes as a result of any transaction described in clause (i) or (ii) of the definition of “Change in Control” above, and the Company will not be required to deliver a Fundamental Change Notice, as a result of any transaction constituting a Change in Control in which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, the shares of the Company’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee person, or if at least 90% of the consideration paid for the Common Stock, excluding Cash payments for fractional shares and Cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a U.S. national securities exchange, or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the Notes become convertible into such shares of such common stock, depositary receipts or other certificates representing common equity interests.

For the purpose of the definition of “Change in Control,” (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, (iii) Permitted Holders (the “Permitted Holders”) means Mining and Metallurgical Company Norilsk Nickel and its existing and future Affiliates, and (iv) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

(b) Within ten Business Days after the occurrence of a Fundamental Change, the Company (or the Trustee, as applicable) shall mail a written notice of the Fundamental Change (the “Fundamental Change Notice,” the date of such mailing, the “Fundamental Change Notice Date”) by first-class mail to the Trustee and to each Holder. Simultaneously with providing such notice, the Company will issue a press release and publish the information on its website. The Fundamental Change Notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(1)   briefly, the information about, and the terms and conditions of, the Fundamental Change, including the amount of Additional Shares that are deliverable, if any;

(2)   the date by which the Fundamental Change Purchase Notice pursuant to Section 5.8(c) must be given;

(3)   the Fundamental Change Purchase Date;

(4)   the Fundamental Change Purchase Price;

(5)   the name and address of the Paying Agent and the Conversion Agent;

(6)   the Applicable Conversion Price estimated as of a recent date, and to the extent known at the time of such Company Notice, the amount of accrued but unpaid interest that will be payable with respect to each $1,000 principal amount of the Notes on the Purchase Date;

(7)   that the Notes must be surrendered to the Paying Agent to collect payment;

(8)   that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid on the Business Day following the later of the Fundamental Change Purchase Date and the Holder’s satisfaction of all applicable conditions;

(9)   briefly, the procedures the Holder must follow to exercise rights under this Section 5.8;

(10)   briefly, the conversion rights, if any, of the Notes;

(11)   the procedures for withdrawing a Fundamental Change Purchase Notice;

(12)   that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on Notes surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

(13)   the CUSIP number of the Notes.

At the Company’s request, the Trustee shall give such Fundamental Change Notice in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such Fundamental Change Notice must be given to Holders in accordance with this Section 5.8; provided further that, in all cases, the text of such Fundamental Change Notice shall be prepared by the Company.

(c) A Holder may exercise its rights specified in subsection (b) of this Section 5.8 upon delivery of a written notice which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other manner reasonably acceptable to the Paying Agent and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent during the period between the Fundamental Change Purchase Notice and 5:00 p.m. (New York City time) on the Business Day prior to the Fundamental Change Purchase Date, specifying:

(1)   if the Notes are Certificated Notes, the certificate number of the Note which the Holder will deliver to be purchased; if the Notes are not Certificated Notes, all information required to comply with all DTC procedures;

(2)   the principal amount of the Note, or portion thereof, which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(3)   that such Note shall be purchased pursuant to the terms and conditions specified in the applicable provisions of such Note and this Indenture.

The delivery of such Notes to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements and compliance by the Holder with all DTC procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.8, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 5.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Business Day following the later of the Fundamental Change Purchase Date or the satisfaction of the foregoing conditions to such purchase to be fulfilled by the Holder hereunder. If the Paying Agent holds money sufficient to pay the Fundamental Change Purchase Price of the Notes which Holders have elected to require the Company to purchase on such Business Day in accordance with the terms of this Indenture, then, from and including the Fundamental Change Purchase Date, those Notes will cease to be outstanding and interest (including Liquidated Damages, Additional Interest and Additional Amounts, if any) on the Notes will cease to accrue and all other rights of the Holders shall terminate, other than the right to receive the Fundamental Change Purchase Price upon satisfaction of the foregoing conditions.

(d) Procedure upon Purchase. The Company shall deposit cash, at the time and in the manner as provided in Section 5.10, sufficient to pay the aggregate Fundamental Change Purchase Price of all Notes to be purchased pursuant to this Section 5.8.

SECTION 5.9. Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 5.7(a) or Section 5.8(c), as applicable, the Holder of the Note in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given, shall (unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price, as the case may be, with respect to such Note. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (i) the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Note (provided the conditions in Section 5.7(a) or Section 5.8(c), as applicable, have been satisfied) and (ii) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 5.7(a) or Section 5.8(c), as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article VI hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice unless such Purchase Notice or Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

A Purchase Notice or Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Purchase Notice, as the case may be, at any time prior to 5:00 p.m. (New York City time) on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, specifying:

(a)   if Certificated Notes have been issued, the certificate number of the withdrawn Note, if the Notes are not Certificated Notes, such notice shall comply with the appropriate DTC procedures;

(b)   the principal amount of the withdrawn Note; and

(c)   the principal amount, if any, of such Note which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

SECTION 5.10. Deposit of Purchase Price or Fundamental Change Purchase Price. Prior to 11:00 a.m. (New York City time) on the Business Day following the later of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, and the Holder’s satisfaction of all applicable conditions specified in Section 5.7(a) or Section 5.8(c), as applicable, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Notes or portions thereof which are to be purchased in respect of such Purchase Date or Fundamental Change Purchase Date, as the case may be.

SECTION 5.11. Securities Purchased in Part. Any Certificated Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased, or in the case of a Global Note, the Company shall instruct the Registrar to decrease such Global Note by the principal amount of the purchased portion of the Note surrendered.

SECTION 5.12. Covenant to Comply with Securities Laws Upon Purchase of Securities. When complying with the provisions of Section 5.8 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act and comply with any other tender offer rules under the Exchange Act to the extent applicable, (b) file a Schedule TO (or any successor schedule, form or report) under the Exchange Act, if required and (c) otherwise comply with any applicable Federal and state securities laws to the extent applicable to the Company so as to permit the rights and obligations under Section 5.8 to be exercised in the time and in the manner specified in Section 5.8.

SECTION 5.13. Repayment to the Company. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall return to the Company any cash held by the Trustee or the Paying Agent, as applicable, for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be, that remains unclaimed by the Holders for a period of two years; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.10 exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee or the Paying Agent shall return any such excess to the Company.

SECTION 5.14. No Fundamental Change Purchase Following Acceleration. No Notes will be purchased by the Company under Section 5.8 if the principal amount of the Notes has been accelerated under this Indenture, and such acceleration has not be rescinded, on or prior to the Fundamental Change Purchase Date.

ARTICLE VI CONVERSION OF NOTES

SECTION 6.1. Conversion Right and Conversion Rate.

(a)   Subject to and upon compliance with the provisions of this Article VI, at the option of the Holder thereof, at any time prior to the close of business on the business day immediate prior to Maturity, unless the Notes have been earlier redeemed or repurchased by the Company, all or any portion of the principal amount of any Note that is an integral multiple of $1,000 (provided that the principal amount of such Note to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof) may be converted into fully paid and non-assessable shares of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion.

(b)   If any Holder has submitted Notes for repurchase upon a Fundamental Change in accordance with Section 5.8(c) hereof, such Notes submitted for repurchase may be converted only if such Holder withdraws the election for repurchase in accordance with Section 5.9 hereof.

(c) Each $1,000 principal amount of notes converted into shares of Common Stock shall initially be converted at a Conversion Price of $23.51 per share of Common Stock. The initial rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be approximately 42.5351 shares of Common Stock for each $1,000 principal amount of Notes. The Applicable Conversion Price will be adjusted under the circumstances provided in Section 6.5. An adjustment to the Applicable Conversion Price will result in a corresponding inverse adjustment to the Applicable Conversion Rate. All calculations under this Article shall be made to the nearest 1/10th cent or to the nearest 1/10,000ths of a share, as the case may be.

SECTION 6.2. Conversion Consideration.

Upon surrendering any Notes for conversion, the Holder of such Notes shall receive, in respect of each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Applicable Conversion Price.

SECTION 6.3. Exercise of Conversion Right.

(a) In order to exercise the conversion right:

(1)   the Holder of any Certificated Note to be converted must: (i) complete and manually sign a notice of conversion substantially in the form of Exhibit B hereto (the “Conversion Notice”); (ii) deliver the Conversion Notice and the Certificated Note to the Conversion Agent; and (iii) if required by the Company, the Trustee or the Conversion Agent, furnish appropriate endorsements and transfer documents; or

(2)   the holder of beneficial interests in any Global Note to be converted must submit the Conversion Notice and comply with the Applicable Procedures to cause the beneficial interests in such Global Note to be delivered to the Conversion Agent, and in either case, the Holder of a Certificated Note or holder of beneficial interests in a Global Note will, if required, pay all transfer or similar taxes that the Company is not otherwise required to pay pursuant to Section 3.6 hereof and, if required pursuant to Section 6.3(b) hereof, pay funds equal to the interest payable on the next Interest Payment Date.

The date on which a Holder of a Certificated Note or holder of a beneficial interest in a Global Note completes the requirements of this Section 6.3(a) shall be deemed to be the date of conversion (the “Conversion Date”) for purposes of this Article VI, provided that if the holder complies with such requirements after 11:00 a.m. (New York City Time) on such date then the Conversion Date shall be the next succeeding Business Day if the requirements are satisfied after 11:00 a.m. (New York City Time). On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

The Company shall deliver shares of Common Stock (and any cash in lieu of fractional shares) deliverable upon conversion through the Conversion Agent no later than the third Business Day following the Conversion Date.

(b)   Each Certificated Note surrendered (in whole or in part), or beneficial interest in any  Global Note surrendered to the Conversion Agent, for conversion during a Record Date Period  shall be accompanied by payment by the Holder in same-day funds or other funds acceptable to  the Company of an amount equal to the interest payable on the applicable Interest Payment Date  on the principal amount of such Note (or part thereof, as the case may be) being surrendered for  conversion; provided, however, that no such payment by the Holder need be made (1) if the  Notes have been called by the Company for redemption and the Redemption Date is after a  Record Date and on or prior to the next Interest Payment Date, (2) if we have specified a  Purchase Date following a Fundamental Change that is after a Record Date and on or prior to the  next Interest Payment Date, (3) with respect to any Note surrendered for conversion following  the Record Date for the payment of interest (including Liquidated Damaged and Additional  Amounts, if any) immediately preceding the Stated Maturity, or (4) only to the extent of  Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.

Except as provided in this Section 6.3(b), no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date immediately prior to the Conversion Date, in respect of any Note (or part thereof, as the case may be) surrendered for conversion. The Company’s delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof in accordance with Section 6.4 hereof) into which a Note is convertible will be deemed to satisfy all of the Company’s obligations to pay the principal and accrued and unpaid interest (including Liquidated Damages and Additional Interest), if any, on the Note. Accordingly, accrued but unpaid interest, if any, will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(c)   Notes shall be deemed to have been converted immediately prior to the close of  business on the Conversion Date, and at such time the rights of the Holders of such Notes as  Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock  issuable upon conversion shall be treated for all purposes as the record holder or Holders of such  Common Stock at such time. Following any Conversion Date, the Company shall satisfy its  obligations with respect to such conversion by either:

(1)   delivering to the Conversion Agent, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), certificates representing the number of shares of Common Stock issuable upon such conversion; or

(2)   delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) such number of shares of Common Stock issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of any fractional shares, if any, as provided in Section 6.4 (such delivery of shares and cash payment, if any, the “Settlement”); provided that shares of Common Stock only will be deliverable in certificated form if (i) the Holder exercising such conversion has specifically requested in writing that delivery be in certificates or (ii) the Company determines that delivery is required in certificated shares either because (A) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (B) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws.

(d) In the case of any Note that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

SECTION 6.4. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. The number of fractional shares to be paid, if any, will be valued by the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay to the Paying Agent a cash adjustment for the fractional amount (calculated to the nearest 1/10,000th of a share) based upon the Closing Sale Price on the Trading Day immediately preceding the Conversion Date.

SECTION 6.5. Applicable Conversion Price Adjustments.

(a) The Applicable Conversion Price shall be adjusted from time to time by the Company as follows:

(1)   In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Applicable Conversion Price in effect immediately prior to thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Note been converted immediately prior to the record date of such event or the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective on the “ex” date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination. If any dividend or distribution of the type described in this Section 6.5(a)(1) is declared but not actually paid or made, the Applicable Conversion Price shall again be adjusted to the Applicable Conversion Price that would have been in effect if such dividend or distribution had not been declared.

(2)   In case the Company shall issue rights or warrants to all or substantially all Holders of its Common Stock entitling them for a period of not more than 60 days to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Applicable Conversion Price per share) less than the Current Market Price per share of Common Stock on the Trading Day immediately preceding the “ex” date for such issuance, the Applicable Conversion Price shall be adjusted so that the Applicable Conversion Price on the “ex” date shall equal the price determined by multiplying the Applicable Conversion Price in effect immediately prior to such “ex” date by a fraction of which the numerator shall be the number of shares of Common Stock Outstanding immediately prior to such “ex” date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate Applicable Conversion Price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the Applicable Conversion Price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on the Trading Day immediately preceding such “ex” date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the opening of business on such “ex” date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised or distributed, the adjusted Applicable Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(3)    In case the Company shall distribute to all or substantially all Holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock), evidences of Indebtedness or other non-cash assets (including securities of any Person other than the Company) or rights or warrants to subscribe for or purchase any of its securities (but excluding from this Section 6.5(a)(3): (i) dividends or distributions paid exclusively in Cash referred to in subsection (4) or (6) of this Section 6.5(a); (ii) dividends or distributions referred to in subsection (1) or (5) of this Section 6.5(a); (iii) those rights and warrants referred to in subsection (2) of this Section 6.5(a); and (iv) rights to all or substantially all Holders of Common Stock pursuant to the adoption of a shareholder rights plan or the detachment of such rights under the terms of such shareholder rights plan), then in each such case the Applicable Conversion Price shall be adjusted so that the Applicable Conversion Price on the “ex” date for such distribution shall equal the price determined by multiplying the current Applicable Conversion Price by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Trading Day immediately preceding such “ex” date less the fair market value on such Trading Day (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee and the Conversion Agent) of the portion of the Capital Stock, evidences of Indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Trading Day immediately preceding such “ex” date), and of which the denominator shall be the Current Market Price per share of the Common Stock on the Trading Day immediately preceding such “ex” date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of Indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Trading Day immediately preceding such “ex” date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Note shall have the right to receive upon conversion the amount of Capital Stock, evidences of Indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Note immediately prior to the record date for such distribution. In the event that such dividend or distribution is not so paid or made, the Applicable Conversion Price shall again be adjusted to be the Applicable Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 6.5(a)(3) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

In the event that the Company implements a preferred shares rights plan (“Rights Plan”), upon conversion of the Notes into Common Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the Holders of Note will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 6.5(a)(3).

(4)   In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all Holders of its Common Stock, Cash dividends and other Cash distributions (other than (y) distributions described in Section 6.5(a)(6) below or (z) any dividend or distribution in connection with liquidation, dissolution or winding up), the Applicable Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Applicable Conversion Price in effect on the Trading Day immediately preceding the “ex” date with respect to such Cash dividend or distribution by a fraction of which (A) the numerator shall be the Closing Sale Price per share of the Common Stock as of the Trading Day immediately preceding the “ex” date with respect to the dividend or distribution less the Dividend Adjustment Amount, and (B) the denominator shall be the Closing Sale Price per share of the Common Stock as of the Trading Day immediately preceding the “ex” date with respect to the dividend or distribution. Such decrease shall become effective immediately prior to the opening of business on the “ex” date for such dividend or distribution; provided, however, that, in the event the portion of the Triggering Distribution applicable to one share of Common Stock is equal to or greater than the Closing Sale Price on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Cash such Holder would have received had such Holder converted each Note immediately prior to the record date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, the Applicable Conversion Price shall again be adjusted to be the Applicable Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(5)   In the case the Company shall distribute shares of Capital Stock or similar equity interests of any Subsidiary or business unit, (a “Spin-Off”), then in each such case the Applicable Conversion Price shall be adjusted so that the Applicable Conversion Price in effect immediately before the close of business on the Trading Day immediately preceding the “ex” date with respect to that distribution will be decreased by multiplying the Applicable Conversion Price by a fraction (A) the numerator of which is the average of the Closing Sale Prices of a share of Common Stock on each of the 10 consecutive Trading Days beginning on the effective date of the spin-off and (B) the denominator of which is the average of the Closing Sale Prices of a share of Common Stock on each of the 10 consecutive Trading Days beginning on the effective date of the Spin-Off plus the average of the closing sale prices of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock on each of those 10 consecutive Trading Days, provided, that for any conversion within the 10 consecutive Trading Days following, and including, the effective date of the Spin-Off, the adjustment to the Applicable Conversion Price shall be calculated by reference to the number of consecutive Trading Days between the effective date of the such Spin-Off and the Conversion Date rather than 10 Trading Days.

(6)   In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of Cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee and the Conversion Agent thereof) of any other consideration) that exceeds an amount equal to the Current Market Price per share of Common Stock as of the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter called the “Expiration Time”), then, immediately prior to the opening of business on the day after the Expiration Date, the Applicable Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Applicable Conversion Price in effect immediately prior to 5:00 p.m. (New York City time) on the Expiration Date by a fraction of which (A) the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) immediately before the Expiration Time multiplied by the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date and (B) the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately after the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Applicable Conversion Price shall again be adjusted to be the Applicable Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 6.5(a)(6) to any tender offer would result in an increase in the Applicable Conversion Price, no adjustment shall be made for such tender offer under this Section 6.5(a)(6).

For purposes of this Section 6.5(a)(6), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

For the avoidance of any doubt, any adjustments to the Applicable Conversion Price pursuant to this section shall be made through the date on which payment pursuant to Section 6.2 is made (without regard to the intervening occurrence of the Stated Maturity, should that occur).

(b)   No Adjustment. Notwithstanding the provisions of Section 6.5(a), no adjustment in the Applicable Conversion Price shall be required unless the adjustment would result in a change of at least 1% in the Applicable Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 6.5(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward, upon redemption of the Notes by the Company, upon required purchases of the Notes in connection with a Fundamental Change and five Business Days prior to Maturity. Except as otherwise provided herein, the Applicable Conversion Price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security. No adjustment to the Applicable Conversion Price will be required in respect of any transaction that Holders will participate in without conversion of the Notes. The Company will promptly provide notice of any such adjustment to the Trustee and the Conversion Agent.

(c)   Reduction in the Applicable Conversion Price due to Taxes. The Company shall be entitled to make such reductions in the Applicable Conversion Price, for the remaining term of the Notes or any shorter term, in addition to those required by clause (a) of this Section 6.5, as the Board of Directors of the Company considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock or rights to purchase Common Stock resulting from any stock dividend or distribution, subdivision of shares, distribution of rights or warrants to purchase or subscribe for stock or securities, distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this clause (c) and its actions in so doing shall, absent manifest error, be final and conclusive.

(d)   Temporary Reduction in the Applicable Conversion Price. To the extent permitted by applicable law and rules of any stock exchange on which the Common Stock is then listed, the Company from time to time may reduce the Applicable Conversion Price by any amount for any period of time if the period is at least 20 Business Days and the Board of Directors shall have made a determination that such reduction would be in the best interest of the Company. Whenever the Applicable Conversion Price is reduced pursuant to the preceding sentence, the Company shall provide notice of any reduction in the Applicable Conversion Price to the Holders in the manner provided in the Indenture, with a copy to the Trustee and Conversion Agent, at least 15 days prior to the date such reduced Applicable Conversion Price takes effect, and such notice shall state the reduced Applicable Conversion Price and the period during which it will be in effect.

(e)   Qualifying Fundamental Change Make-Whole Adjustment. If a Qualifying Fundamental Change occurs prior to March 15, 2013, upon conversion of the Notes pursuant to Section 5.8, the Applicable Conversion Price of the Notes being converted by such Holder at that time shall be decreased, which will cause the Applicable Conversion Rate to increase by an additional number of shares of Common Stock (the “Additional Shares”) determined by reference to the table below.

(1)   For the avoidance of doubt, the adjustment provided for in this Section 6.5(e) shall be made only with respect to the Notes converted in connection with such Qualifying Fundamental Change and shall not be effective as to any Notes not so converted. Conversion of a given Note shall be considered to be “in connection with” a given Fundamental Change if that Note is surrendered for conversion during the conversion period provided for in respect of such Fundamental Change pursuant to Section 6.1(b). The adjustment provided for in this Section 6.5(e) shall be made only if the Qualifying Fundamental Change actually occurs or becomes effective.

(2)   For purposes of determining the applicable number of Additional Shares:

(i) “Effective Date” shall mean the date the Qualifying Fundamental Change occurs or becomes effective; and

(ii) “Stock Price” shall mean:

(A)   in the case of a Qualifying Fundamental Change described in clause (ii) of the definition of Change in Control, the price paid per share of Common Stock in the Change in Control, unless the holders of Common Stock receive only Cash in such Qualifying Fundamental Change, in which event “Stock Price” shall mean the Cash amount paid per share; and

(B)   in the case of any Qualifying Fundamental Change described in clause (i) or (ii) of the definition of Change of Control, the average of the last reported Closing Sale Prices of Common Stock over the five consecutive Trading Day period ending on the Trading Day preceding the Effective Date of such Qualifying Fundamental Change.

The following table expressly sets forth the increase in the Conversion Rate, expressed as a number of Additional Shares to be added per $1,000 initial principal amount of Notes as a result of a Fundamental Change.

	Stock Price
Effective Date	$18.37	$20.00	$22.00	$24.00	$26.00	$28.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00
March 12, 2008	11.9000	11.9000	10.8200	9.1800	7.8400	6.7500	5.8400	4.1400	2.9900	2.1800	1.6000	0.8600	0.4400	0.0000
March 15, 2009	11.9000	11.9000	11.2100	9.4400	8.0200	6.8500	5.8900	4.1100	2.9200	2.1000	1.5200	0.7800	0.3800	0.0000
March 15, 2010	11.9000	11.9000	11.2500	9.3600	7.8600	6.6400	5.6400	3.8200	2.6400	1.8400	1.2900	0.6100	0.2600	0.0000
March 15, 2011	11.9000	11.9000	10.6700	8.6900	7.1300	5.8800	4.8900	3.1200	2.0300	1.3200	0.8600	0.3300	0.0900	0.0000
March 15, 2012	11.9000	11.5900	8.6900	6.8200	5.2700	4.0900	3.1800	1.7100	0.9100	0.4700	0.2200	0.0100	0.0000	0.0000
March 15, 2013	11.8900	7.4500	2.9100	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The Stock Prices and Additional Share amounts set forth above are based upon an Initial Conversion Price of $23.51. The Stock Prices set forth in the first row of the table above shall be adjusted as of any date on which the Applicable Conversion Price of the Notes is adjusted in accordance with Section 6.5(a) and shall be adjusted by the same adjustment factor applied to the Applicable Conversion Price pursuant to Section 6.5(a). The number of Additional Shares shall be adjusted by the inverse application of the adjustment factor applied to the Applicable Conversion Price pursuant to Section 6.5(a).

Notwithstanding anything in the Indenture to the contrary, the Company may not increase the conversion rate to more than 54.4365 per $1,000 initial principal amount of the Notes pursuant to the events described in this Section 6.5(e) (subject to adjustment in the same manner as the Applicable Conversion Price in Section 6.5(a), by the inverse of the adjustment factor applied to the Applicable Conversion Price in that section).

If the Stock Price is between two Stock Prices in the table or the Fundamental Change Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the two Effective Dates, as applicable, based on a 365-day year. If the Stock Price is in excess of $80.00 per share (subject to adjustment as set forth herein), or if the Stock Price is less than $18.37 per share (subject to adjustment as set forth herein), no Additional Shares will be added to the Applicable Conversion Rate.

(3)   The Company will notify Holders, the Trustee and the Conversion Agent of the anticipated Effective Date of such Qualifying Fundamental Change and issue a press release as soon as practicable after the Company first determines the anticipated Qualifying Fundamental Change Effective Date.

(4)   Notwithstanding Section 6.5 hereof, if a Holder surrenders the Notes for conversion in connection with a Qualifying Fundamental Change, the Company will deliver the portion of the conversion consideration that is payable on account of the increase in the Conversion Rate pursuant to this Section 6.5(e) as soon as practicable, but in no event after the third Business Day after the later of (i) the date the Holder surrenders the Notes for conversion; or (ii) the Effective Date of the Qualifying Fundamental Change.

(5) If a Holder surrenders Notes in connection with a Qualifying Fundamental Change announced by the Company, but such Qualifying Fundamental Change is not consummated, then such Holder shall not be entitled to the increased Conversion Rate pursuant to this Section 6.5(e).

SECTION 6.6. Notice of Adjustments of Conversion Price. Whenever the Applicable Conversion Price is adjusted pursuant to Section 6.5 hereof:

(a)   the Company shall compute the adjusted Applicable Conversion Price in accordance with Section 6.5 hereof and shall prepare an Officers’ Certificate setting forth (1) the adjusted Applicable Conversion Price, (2) the clause of Section 6.5 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (3) the calculation of such adjustment and (4) the date as of which such adjustment is effective, and such certificate shall promptly be delivered to the Trustee and the Conversion Agent (which such certificates shall be conclusive absent manifest error); and

(b)   upon each such adjustment, a notice stating that the Applicable Conversion Price has been adjusted and setting forth the adjusted Applicable Conversion Price shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 11.2.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

SECTION 6.7. Limitation on Adjustments.

(a)   The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article VI without complying with the rules of any stock exchange on which the Common Stock is then listed (including, if applicable, New York Stock Exchange rules requiring stockholder approval of certain issuance of stock).

(b)   The Company shall not take any action that would result in an adjustment pursuant to the foreign provisions of this Article VI if that adjustment would reduce the Applicable Conversion Price below the then par value of the shares of Common Stock issuance upon conversion of the Notes.

SECTION 6.8. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

(a) If any of the following shall occur, namely: (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6.5); (ii) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including Cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance (the “Reference Property”). Such supplement indenture shall provide for adjustments of the Applicable Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Applicable Conversion Price provided for in this Article VI. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including Cash) receivable thereupon by a Holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 6.8 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances. The Trustee has no duty to determine whether a supplemental indenture under this Section 6.8 need be entered into.

In the event the Company shall execute a supplemental indenture pursuant to this Section 6.8, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including Cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassifications, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice of such supplemental indenture to all Holders.

Throughout this Article VI, if Common Stock has been replaced by Reference Property as a result of any reclassification, change, combination, consolidation, merger, sale or conveyance, references to Common Stock shall be changed to Reference Property.

(b) In the event that Holders of Common Stock have the opportunity to elect the form of consideration to be received in any transaction described in Section 6.8(a), the Company shall make adequate provision so that the Holders of the Notes, treated as a single class, have the timely opportunity to determine the composition of the Reference Property that will replace any Common Stock that would otherwise be deliverable upon conversion of the Notes. The Reference Property will be based on the blended, weighted average of elections made by Holders of the Notes and will be subject to any limitations applicable to all Holders of Common Stock (such as pro rata reductions made to any portion of the consideration payable). The determination of the Reference Property will apply to all of the Notes and the Company shall notify the Trustee of the composition of the Reference Property promptly after it is determined.

All calculations under this Article VI shall be made to the nearest 1/10,000th of a share, as the case may be. The Company will not take any action that would result in an adjustment pursuant to this Article VI without complying with the shareholder approval rules of The New York Stock Exchange or any stock exchange on which the Common Stock is listed at the relevant time.

SECTION 6.9. Rights Issued in Respect of Common Stock. Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1)   are deemed to be transferred with such shares of Common Stock;

(2)   are not exercisable; and

(3)   are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 6.5(a) (and no adjustment to the Applicable Conversion Price under Section 6.5(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Applicable Conversion Price shall be made under Section 6.5(a) hereof. In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Applicable Conversion Price under Section 6.5(a) hereof was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Applicable Conversion Price shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Applicable Conversion Price shall be readjusted as if such rights and warrants had not been issued. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).

SECTION 6.10. Responsibility of Trustee and Conversion Agent for Conversion Provisions. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Note and it or they do not make any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article VI.

ARTICLE VII

DEFAULTS AND REMEDIES

SECTION 7.1. Events of Default. Each of the following shall constitute an “Event of Default”:

(1)   the Company fails to pay the principal of any Note when due;

(2)   the Company fails to pay shares of Common Stock owing upon conversion of any Note within the time period set forth in Section 6.3 (including any Additional Shares);

(3)   the Company defaults in any payment of interest amounts, (including Liquidated Damages or Additional Interest, if any) on any Note when due, if such failure continues for a period of 30 days past the applicable due date;

(4)   the Company fails to perform any other covenant required of the Company in this Indenture if such failure continues for 60 days after notice of a default from the Trustee or after receipt by the Company and the Trustee of a notice of default from the Holders of at least 25% in principal amount of the outstanding Notes;

(5)   the Company fails to pay the Purchase Price or Redemption Price of any Note when the same becomes due and payable pursuant to Article V hereof;

(6)   the Company fails to provide a timely notice of a Fundamental Change as required by Section 5.8(b);

(7)   the Company defaults in the payment of any Indebtedness of the Company or one of its Significant Subsidiaries in an outstanding principal amount in excess of $10,000,000 when the same becomes due and payable at the final maturity of such Indebtedness as such final maturity of such indebtedness may be extended by waiver or amendment or is accelerated and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within 30 days after receipt by the Company of a notice of default from the Trustee or the receipt by the Trustee and the Company of a notice of default from the Holders of at least 25% of the outstanding Notes;

(8)   the Company or any of its Significant Subsidiaries fail to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $10,000,000 and such judgments are not paid, discharged or stayed within 30 days;

(9)   the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; and

(10)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

(ii) appoints a Custodian of the Company or any of its Subsidiaries or for any substantial part of its property;

(iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(iv) grants any similar relief under any applicable foreign or state laws and in each such case the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company shall deliver to the Trustee, as promptly as reasonably practicable and in any event within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any Default of which the Company is aware, the status of any such Event of Default or any Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 7.2. Acceleration. Except as provided in Section 7.13, if an Event of Default (other than an Event of Default specified in Section 7.1(9) or Section 7.1(10) with respect to the Company and except as otherwise provided in Section 7.13) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the principal amount of Notes outstanding plus accrued and unpaid interest, if any (including Liquidated Damages and Additional Interest, if any), on all the outstanding Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 7.1(9) or Section 7.1(10) with respect to the Company occurs and is continuing, the principal amount of Notes outstanding plus accrued and unpaid interest, if any (including Liquidated Damages and Additional Interest, if any), on all the Notes shall, automatically and without any action by the Trustee or any Holder, become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in an aggregate principal amount of the Notes at the time outstanding by notice to the Trustee and the Company and without notice to any other Holder may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, if any (including Liquidated Damages and Additional Interest, if any), that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 7.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, if any (including Liquidated Damages and Additional Interest, if any), on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 7.4. Waiver of Past Defaults. Subject to Section 7.2 and Section 10.2 hereof, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding by notice to the Trustee and without notice to any other Holder may waive any past Default and its consequences except (a) an Event of Default described in Section 7.1(1) and Section 7.1(3), (b) a Default in respect of a covenant that under Section 10.2 cannot be amended without the consent of each Holder, or (c) a failure to pay shares of Common Stock upon conversion of any Note (including any Additional Shares) within the time periods set forth in Section 6.3. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 7.5. Control by Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or would potentially involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to the Trustee in its reasonable discretion against all losses and expenses caused by taking or not taking such action.

SECTION 7.6. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes or for the appointment of a receiver or a Trustee, except in the case of a suit instituted by a Holder for the enforcement of the payment of principal or interest (including Liquidated Damages and Additional Interest, if any), and only if:

(a)   such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(b)   the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request, and such Holder or Holders shall have offered reasonable indemnity to the Trustee to pursue such remedy; and

(c)   the Trustee has failed to institute such proceeding within 60 days after such written notice, request and offer and has not received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request within 60 days after such written notice, request and offer.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

SECTION 7.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any (including Liquidated Damages and Additional Interest, if any), in respect of the Notes held by such Holder, on or after the respective due dates expressed in such Holder’s Notes or any Redemption Date, Purchase Date or Fundamental Change Purchase Date, and to convert the Notes in accordance with Article VI, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected without the consent of such Holder.

SECTION 7.8. Collection Suit by Trustee. If an Event of Default specified in Section 7.1(1) or Section 7.1(3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest, including Liquidated Damages and Additional Interest, to the extent lawful) and the amounts provided for in Section 8.7.

SECTION 7.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.7.

SECTION 7.10. Priorities. If the Trustee collects any money or property pursuant to this Article VII, it shall pay out the money or property in the following order:

FIRST: to the Trustee, Registrar, Conversion Agent and Paying Agent for amounts due under Section 8.7;

SECOND: to Holders for amounts due and unpaid on the Notes for the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest, if any (including Liquidated Damages and Additional Interest, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.7 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.

SECTION 7.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 7.13. Additional Interest. Notwithstanding any other provision of this Indenture, at the election of the Company, for the first 180 days after the occurrence of an Event of Default specified in Section 7.1(a)(4) relating to any failure by the Company to comply with the requirements of Section 314(a)(1) of the TIA, the sole remedy for such an Event of Default shall consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.50% of the principal amount (“Additional Interest”) of the Notes. In the event that the Company does not elect to pay the Additional Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided herein. The Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the requirements of Section 314(a)(1) of the TIA first occurs up to but not including the 181st day thereafter (or such earlier date on which the Event of Default relating to such obligations shall have been cured or waived pursuant to Section 7.4). On such 181st day (or earlier, if such Event of Default is cured or waived pursuant to Section 7.4 prior to such 181st day), such Additional Interest will cease to accrue and shall become due and payable and, if such Event of Default has not been cured or waived pursuant to Section 7.4 prior to such 181st day, then the Trustee or the holders of not less than 25% in principal amount of the Notes may declare the principal of and accrued and unpaid interest (including Liquidated Damages and Additional Interest, if any) on all such Notes to be due and payable immediately. This provision shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. If the Company elects to pay the Additional Interest in accordance with this paragraph, the Company shall notify, in the manner provided for in Section 11.2, the Holders and the Trustee of such election at any time on or before the close of business on the date on which such Event of Default first occurs. If the Additional Interest is payable under this Section 7.1, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating the date on which the Additional Interest is payable. Unless and until a Responsible Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Additional Interest has been paid by the Company directly to the Persons entitled to such fee, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

ARTICLE VIII TRUSTEE

SECTION 8.1. Duties of Trustee.

(a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)   Except during the continuance of an Event of Default:

(1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, directions, notices or opinions furnished to the Trustee and conforming to the requirements of the Indenture. However, in the case of any such certificates, directions, notices or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)   this paragraph does not limit the effect of paragraph (b) of this Section;

(2)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)   the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.

(d)   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e)   The Trustee shall not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company.

(f)   Cash or Common Stock held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.1 and to the provisions of the TIA upon qualification of the Indenture under the TIA.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 8.2. Rights of Trustee.

(a)   The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

(b)   Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)   The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute bad faith, willful misconduct or negligence.

(e)   The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel appointed with due care with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)   The Trustee shall not be deemed to have knowledge of any Default or Event of Default except, (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 7.1(1), 7.1(2), 7.1(4) or 7.1(5) or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge. The term “actual knowledge” shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.

(h)    Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(i)   In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)   The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)   The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 8.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Conversion Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA) the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign as Trustee hereunder.

SECTION 8.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued or offering circular (or similar document) used in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 8.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, or interest on any Note (including payments pursuant to the required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Responsible Officers and/or a Responsible Officer in good faith determines that withholding the notice is in the interests of registered Holders.

SECTION 8.6. Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with the December 31 following the date of this Indenture, and in any event prior to March 31 in each year thereafter, the Trustee shall mail to each Holder a brief report dated as of such December 31 that complies with TIA Sec. 313(a) upon qualification of the Indenture under the TIA, if and to the extent such report may be required by the TIA. The Trustee also shall comply with TIA Sec. 313(b) upon qualification of the Indenture under the TIA. The Trustee shall also transmit by mail all reports required by TIA Sec. 313(c) upon qualification of the Indenture under the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 8.7. Compensation and Indemnity The Company covenants and agrees: (a) to pay to the Trustee, the Registrar, the Conversion Agent and the Paying Agent from time to time, and the Trustee, the Registrar, the Conversion Agent or the Paying Agent shall be entitled to such compensation for all services rendered by it hereunder as shall be agreed by the Company and the Trustee, the Registrar, the Conversion Agent or the Paying Agent in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee, the Registrar, the Conversion Agent and the Paying Agent and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee, the Registrar, the Conversion Agent and the Paying Agent and each predecessor Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes, if any (other than taxes based upon, determined by or measured by the income of the Trustee, the Registrar, the Conversion Agent or the Paying Agent), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 8.7. The obligations of the Company under this Section 8.7 to compensate and indemnify the Trustee, the Registrar, the Conversion Agent and the Paying Agent and each predecessor Trustee and to pay or reimburse the Trustee, the Registrar, the Conversion Agent and the Paying Agent and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee, the Registrar, the Conversion Agent or the Paying Agent or the termination of this Indenture. To secure the obligations of the Company to the Trustee, the Registrar, the Conversion Agent and the Paying Agent under this Section 8.7, the Trustee, the Registrar, the Conversion Agent and the Paying Agent shall have a prior Lien upon all property and funds held or collected by the Trustee or the Paying Agent as such, except funds and property paid by the Company and held in trust for the benefit of the Holders of particular Notes. When the Trustee, the Registrar, the Conversion Agent or the Paying Agent incurs expenses or renders services after an Event of Default specified in Section 7.1(9) or (10) occurs, such expenses and compensation for services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

SECTION 8.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and the Company may appoint a successor Trustee. The Company shall remove the Trustee if:

(1)   the Trustee fails to comply with Section 8.10;

(2)   the Trustee is adjudged bankrupt or insolvent;

(3)   a receiver or other public officer takes charge of the Trustee or its property; or

(4)   the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and the Company does not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee upon payment of any fees and expenses due and owing to it.

If the Company has not appointed a successor Trustee within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, unless the Trustee’s duty to resign is stayed as provided in TIA Sec. 310(b), any Holder who has been a bona fide holder of the Notes for six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 8.8, the Company’s obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

SECTION 8.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 8.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $50,000,000, and have a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 8.11. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company, the Trustee shall comply with TIA Sec. 311(a), excluding any creditor relationship listed in TIA Sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA Sec. 311(a) to the extent indicated.

ARTICLE IX

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 9.1. Discharge of Liability on Notes. When (a) the Company delivers to the Registrar for cancellation all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or (b) after all outstanding Notes have become due and payable and the Company irrevocably deposits with the Trustee cash sufficient to pay and discharge all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.7) and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 2.7, cease to be of further effect; provided, however, notwithstanding the foregoing, the Company shall not discharge its obligations with respect to the conversion and delivery of shares of the Company’s Common Stock, if any, in connection therewith until such time as all payment and delivery of shares of the Company’s Common Stock has been made. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to the Notes on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

SECTION 9.2. Repayment to the Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

ARTICLE X

SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 10.1. Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes for any of the following purposes:

(a)   evidence to the assumption of the Company’s obligations by a successor person under Article IV;

(b)   to surrender any of the Company’s rights or powers under this Indenture;

(c)   to add covenants or Events of Default for the benefit of Holders of Notes;

(d)   to add guarantees with respect to the Notes, including to add guarantors, or to secure the Securities;

(e)   to conform the terms of the Notes and the Indenture to the description thereof contained in the offering memorandum related to the Notes;

(f)    to modify or amend this Indenture to permit the qualification of this Indenture or any supplemental indenture under the TIA;

(g)   to add covenants that would benefit the Holders of the Notes or to surrender any rights of the Company under this Indenture;

(h)   to add Events of Default with respect to the Notes;

(i)    to make any change that does not adversely affect any outstanding Notes in any material respect;

(j)    to evidence and provide for the acceptance of the appointment of a successor Trustee hereunder;

(k)   to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(l)    to establish the forms or terms of the Securities pursuant to Article II and to change the procedures for transferring and exchanging Notes so long as such change does not adversely affect the Holders of any Outstanding Notes; and

(m)  to make any other change to this Indenture or forms or terms of the Securities so long as such change will not adversely affect the interests of the Holders of the Notes.

SECTION 10.2. With Consent of Holders. With the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Notes. However, no amendment, supplement or waiver may be made without the consent of each Holder of outstanding Notes affected thereby if such amendment, supplement or waiver would:

(a)   change the stated maturity of the principal of, or the date any installment of interest (including Liquidated Damages and Additional Interest, if any) is due on the Notes;

(b)   reduce the principal amount of or interest amounts (including Liquidated Damages and Additional Interest, if any) on the Notes;

(c)   reduce the amount of principal payable upon acceleration of the maturity of the Notes;

(d)   change the currency of payment of principal, or interest amounts (including Liquidated Damages and Additional Interest, if any) on the Notes;

(e)   impair the right to institute suit for the enforcement of any payment on, or with respect to the Notes;

(f)    modify provisions with respect to the purchase rights of Holders pursuant to Section 5.7 or Section 5.8 in a manner adverse to the Holders of the Notes;

(g)   adversely affect the right of Holders to convert the Notes;

(h)   reduce the percentage of the aggregate principal amount of outstanding Notes where Holders must consent to a modification or amendment; and

(i)    modify any provision with respect to modification and waiver, except to increase any such percentage required for modification or waiver or to provide for consent of each affected Holder of Notes.

It shall not be necessary for the consent of the Holders of the Notes affected thereby under this Section 10.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

It shall not be necessary for the consent of the Holders under this Section 10.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 10.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

SECTION 10.3. Execution of Supplemental Indentures, Agreements and Waivers. In executing any supplemental indenture, agreement, instrument or waiver permitted by this Article X or the modifications thereby of the Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture; (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, or any Subsidiary of the Company and (c) that all conditions precedent in the Indenture relating to such supplemental indenture shall have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture, the Notes or otherwise.

SECTION 10.4. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article X, this Indenture and the Notes, if applicable, shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture and the Notes, if applicable, as the case may be, for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.5. Compliance with Trust Indenture Act. Every supplemental indenture or amendment to this Indenture or the Notes shall comply with the TIA as then in effect upon qualification of the Indenture under the TIA.

SECTION 10.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, at the expense of the Company, upon a Company Order in exchange for Outstanding Notes.

SECTION 10.7. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 10.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

SECTION 10.8. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Note, shall issue and the Trustee, at the expense of the Company, shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Trust Indenture Act Controls. Upon qualification of the Indenture under the TIA, if any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Company:

Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102
Attn: John R. Stark

If to the Trustee:

Law Debenture Trust Company of New York
400 Madison Avenue, 4th Floor
New York, NY 10017
Attn: Vice President

If to the Registrar, Conversion Agent and Paying Agent:

Deutsche Bank Trust Company Americas
60 Wall Street, 27th Floor
New York, NY 10005
Attn: Trust and Securities Services

The Company on one hand or the Trustee on the other hand by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Note Register and shall be sufficiently given if so mailed within the time prescribed. Notices shall be deemed to have been given as of the date of mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.3. Communication by Holders with Other Holders. Upon qualification of the Indenture under the TIA, Holders may communicate pursuant to TIA Sec. 312(b) with other Holders with respect to their rights under this Indenture or the Notes; the Trustee shall comply with TIA Sec. 312(b) and the Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Sec. 312(c).

SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action, have been complied with and, if required by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent (to the extent of legal conclusions), if any, have been complied with. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officers’ Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)   a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)   a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)   a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or such other certificates of Officer(s) as it may deem appropriate and on certificates of public officials.

SECTION 11.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or through a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.8. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.9. No Recourse Against Others. No recourse for the payment of the principal of, or interest on any Note and no recourse under or upon any obligation, covenant, agreement of the Company or of a guarantor in this Indenture, the Notes, or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, employee, officer or director of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that, to the extent permitted by law, all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of this Indenture and the issue of the Notes.

SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.12. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 11.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.14. USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Trustee and the Paying Agent, like all financial institutions, are required to obtain, verify and record information that identifies each person or legal entity that opens an account, or otherwise establishes a relationship, with Law Debenture Trust Company of New York or Deutsche Bank Trust Company Americas, respectively. The Company agrees that they will provide to the Trustee and the Paying with such information as either may request in order for the Trustee and the Paying Agent to satisfy the requirements of the USA Patriot Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused mis Indenture to be duly executed, all as of the date first written above.

STILLWATER MINING COMPANY

By:	/s/ John R Stark
Name:	John R Stark
Tile:	Vice President

Indenture Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
Name :	James D. Heaney
Title:	Vice President

Indenture Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Registrar, Conversion Agent and Paying Agent

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

Indenture Signature Page

Exhibit A

FORM OF THE NOTE

[Face of the Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE TO DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.  REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.  AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)  TO US OR ANY OF OUR SUBSIDIARIES, OR

(B)  PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)  TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

CUSIP: 86074Q AD4
ISIN: US86074QAD43

1.875% Convertible Senior Notes due 2017

No.	$

Stillwater Mining Company

promises to pay to

or registered assigns,

the principal sum of

Dollars on March 15, 2028.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Dated: ___, 2008

Stillwater Mining Company

By:
Name:
Title:
This is one of the Notes referred to in the within-mentioned Indenture:

Law Debenture Trust Company of New York, as Trustee

By:
Authorized Signatory

[Back of Note]
1.875% Convertible Senior Notes due 2028

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)  Interest. Stillwater Mining Company, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 1.875% per annum from March 12, 2008 until Maturity. The Company will pay interest, if any, semi-annually in arrears on March 15 and September 15 of each year (subject to limited exceptions if the Note is converted or purchased prior to such date), or if any such day is not a Business Day, on the immediately following Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from March 12, 2008; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2008. The Company will pay interest on overdue principal from time to time on demand at the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)  Method of payment. The Company will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date (each a “Regular Record Date”), even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, if any, on, all Global Notes and all other Notes with an aggregate principal amount in excess of $2 million for which the Holders have provided wire transfer instructions at least 10 Business Days prior to the Interest Payment Date to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)  Trustee, Paying Agent, Registrar and Conversion Agent. Initially, Law Debenture Trustee Company of New York will act as Trustee under the Indenture and Deutsche Bank Trust Company Americas will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)  Indenture. The Company issued the Notes under the Indenture dated as of March 12, 2008 (the “Indenture”) between the Company, the Trustee and Deutsche Bank Trust Company Americas. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA upon qualification of the Indenture under the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior, unsecured obligations of the Company.

(5)  Denominations, transfer, exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for conversion or repurchase, except for the unconverted or unrepurchased portion of any Note being converted or repurchased in part. Also, the Company need not exchange or register the transfer of any Notes during the period between a Regular Record Date and the corresponding Interest Payment Date.

(6)  Persons deemed owners. The registered Holder of a Note may be treated as its owner for all purposes.

(7)  Amendment, supplement and waiver. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

(8)  Events of default. In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal and interest (including Liquidated Damages and Additional Interest, if any) on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

(9)  Trustee dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(10)  No recourse against others. A director, officer, employee, incorporator or stockholder of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability to the extent permitted by law. The waiver and release are part of the consideration for the issuance of the Notes.

(11)  Open market purchases. The Company may, to the extent permitted by applicable law, at any time, and from time to time, purchase Notes at any price in the open market or otherwise.

(12)  Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(13)  Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(14)  CUSIP numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of repurchase or conversion as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase or conversion, and reliance may be placed only on the other identification numbers placed thereon.

(15)  Governing law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. No.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                            to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

Exhibit B

FORM OF CONVERSION NOTICE

Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102
Attn: John R. Stark

Re: 1.875% Convertible Senior Notes due 2028
— CONVERSION NOTICE (CUSIP 86074Q AD4)

Reference is hereby made to the Indenture, dated as of March 12, 2008 (the “Indenture”), between Stillwater Mining Company, as issuer (the “Company”), Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as registrar (the “Registrar”), conversion agent (the “Conversion Agent”) and paying agent (the “Paying Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_____________ (the “Owner”) owns and proposes to convert the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Conversion”) pursuant to Article VI of the Indenture. In connection with the Conversion, the Owner hereby certifies that, as Owner of this Note, he/she hereby irrevocably exercises the option to convert this Note, or such portion of this Note in the principal amount designated above into the number of shares of Common Stock of the Company equal to the aggregate principal amount of Notes to be converted divided by the Applicable Conversion Price. The Owner directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
Signature(s)

If shares of Common Stock or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification

Number, if any.

[Signature Guaranteed]

B-1

If only a portion of a Definitive Note is to be converted, please indicate:

1.  Principal amount to be converted: $

2.  Principal amount and denomination of Notes representing unconverted principal amount to be issued:

Amount: $	Denominations: $

($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof.)

B-2

Exhibit C

PURCHASE NOTICE

TO:	STILLWATER MINING COMPANY and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Stillwater Mining Company (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Liquidated Damages and Additional Interest, if any) to, but excluding, the Purchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):_______

Principal amount to be purchased
(if less than all, must be $1,000 or whole multiples thereof):_______

Social Security or Other Taxpayer Identification Number:_______

C-1

Exhibit D

FUNDAMENTAL CHANGE PURCHASE NOTICE

TO:	STILLWATER MINING COMPANY and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Conversion Agent

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Stillwater Mining Company (the “Company”) regarding the right of Holders to elect to require the Company to purchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest, if any, (including Liquidated Damages and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be purchased by the Company as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):_______

Principal amount to be purchased
(if less than all, must be $1,000 or whole multiples thereof):_______

Social Security or Other Taxpayer Identification Number:_______

D-1

Exhibit E

FORM OF CERTIFICATE OF EXCHANGE

Stillwater Mining Company
1321 Discovery Drive
Billings, MT 59102
Attn: John R. Stark

Law Debenture Trust Company of New York
400 Madison Avenue, 4th Floor
New York, NY 10017
Attn: Vice President

Re: 1.875% Convertible Senior Notes due 2028 — Certificate of Exchange (CUSIP 86074Q AD4)

Reference is hereby made to the Indenture, dated as of March 12, 2008 (the “Indenture”), among Stillwater Mining Company., a Delaware corporation (the “Company”), Law Debenture Trust Company of New York, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas as Registrar, Conversion Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                            (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of$   in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that in connection with the Exchange of the Owner’s beneficial interest in a Global Note for a Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Legend printed on the Definitive Note and in the Indenture and the Securities Act.

[signature page follows]

2

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

3